Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and the cover page and caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated April 30, 2026, and each included in this Post-Effective Amendment No. 149 to the Registration Statement (Form N-1A, File No. 333-05265) of Driehaus Mutual Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 25, 2026, with respect to the financial statements and financial highlights of Driehaus Mutual Funds (comprising Driehaus Emerging Markets Growth Fund, Driehaus Emerging Markets Small Cap Growth Fund, Driehaus Global Fund, Driehaus International Small Cap Growth Fund, Driehaus Micro Cap Growth Fund, Driehaus Small Cap Growth Fund, Driehaus Small/Mid Cap Growth Fund, Driehaus Event Driven Fund and Driehaus International Developed Equity Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

April 29, 2026